UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2017

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2017, Anthony Fernando, was appointed as the Chief Operating Officer of TransEnterix, Inc. (the “Company”). Mr. Fernando will continue to be employed pursuant to the employment agreement entered into between Mr. Fernando and the Company on August 14, 2015, the terms of which remain unchanged.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1* Employment Agreement, dated as of August 14, 2015, by and between the Registrant and Anthony Fernando (filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed March 3, 2016 and incorporated herein by reference).

• A management contract, compensatory plan or arrangement required to be separately identified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

June 6, 2017	By:	/s/ Todd M. Pope

Name: Todd M. Pope
Title: President and Chief Executive Officer